Exhibit 21

Aberdeen Technical Services LLC
Advanced Repair Technology International Ltd
AdvanceMed Corporation
AT/Mexico Holdings Inc.
AT Professional Services Corporation
Dyn Funding Corporation
Dyn Marine Services, Inc.
Dyn Marine Services of Virginia, Inc.
Dyn/Mexico Holdings Inc.
Dyn Network Management, Inc.
Dyn Realty Corporation
Dyn Systems Technology, Inc.
Dyn Technical Services, Inc.
Dyn Trade Systems, Inc.
DynCIS, Inc.
DynComm 2000 LLC
DynCorp Advanced Repair Technology, Inc.
DynCorp Aerospace Operations Inc.
DynCorp Aerospace Operations (UK) Ltd.
DynCorp Aviation Services, Inc.
DynCorp Biotechnology and Health Services, Inc.
DynCorp de Honduras S. De R.L.
DynCorp Information & Enterprise Technology, Inc.
DynCorp Information Systems LLC
DynCorp International LLC
DynCorp International Services GmbH
DynCorp International Services, Inc.
DynCorp International Services Ltd.
DynCorp International Services Ltd.
DynCorp Management Resources, Inc.
DynCorp Management Resources LLC
DynCorp of Colorado, Inc.
DynCorp Panama, Inc.
DynCorp Procurement Systems, Inc.
DynCorp Property Management, Inc.
DynCorpServices.com, Inc.
DynCorp Technical Services LLC
DynCorp TechServ LLC
DynCorp Tri-Cities Services, Inc.
DynCorp Viar Inc.
DynEDRS, Inc.
DynEx, Inc.
DynKePRO LLC
DynMcDermott Petroleum Operations Company
DynMeridian Corporation
DynPar L.L.C.
DynPort Vaccine Company LLC
DynSpace Corporation
DynTel Corporation
Grupo DynCorp de Mexico S.A. de C.V.
Healthcare Integrity Services LLC
New Mexico Technology Group LLC
Western Ranges LLC